Exhibit 10.42

LEASE EXTENSION AGREEMENT #5

THIS Agreement is made as of the 12th day of December 2007 by and between UFP Technologies, Inc. a Delaware Corporation (hereinafter referred to as TENANT) and 1225 National, LLC, an Illinois limited liability company (hereinafter referred to as “LANDLORD”).

WITNESSETH:

WHEREAS, under a lease dated April 7, 1999, Rothbart Realty Company, as agent for the Beneficiaries of Cole Taylor Bank, not personally but as Trustee under the Trust Agreement dated the 2nd day of May, 1978 and known as Trust Number U/T 78-1329  leased to TENANT the premises commonly known as 1225 National, in Addison, Illinois (hereinafter referred to as the “PREMISES”), under certain terms, covenants, conditions and agreements (hereinafter referred to as “LEASE”) and said LEASE is still in full force and effect either under its original terms thereof, or by virtue of one or more amendments and/or extensions to the LEASE as hereinafter recited; and

WHEREAS, under a Lease Extension Agreement #1 dated February 20, 2002;  a Lease Extension Agreement #2 dated January 7, 2003; a Lease Extension Agreement #3 dated December 22, 2003; and a Lease Extension Agreement #4 dated January 4, 2006, Rothbart Realty Company as agent for the Beneficiaries of Cole Taylor Bank, not personally but as Trustee under the Trust Agreement dated the 2nd day of May, 1978 and known as Trust Number U/T 78-1329  and TENANT extended the Term of the LEASE, under certain terms, covenants, conditions and agreements (collectively, hereinafter referred to as “Lease Extension Agreements”); and

WHEREAS, by an assignment dated November 1, 2007, Rothbart Realty Company as agent for the Beneficiaries of Chicago Title Land Trust as successor trustee of Cole Taylor Bank, not personally but as Trustee under the Trust Agreement dated the 2nd day of May, 1978 and known as Trust Number U/T 78-1329  assigned all their right title, and interest in the LEASE and Lease Extension Agreements to 1225 National, LLC, an Illinois limited liability company (herein after referred to as “Assignee-Landlord”) which assignment shall hereinafter be referred to as “ Landlord Assignment”. Both the Assignor-Landlord and the Assignee-Landlord individually or collectively shall be referred to as “LANDLORD”; and

WHEREAS, the LEASE, Lease Extension Agreements, Assignment, and this Lease Extension Agreement #5 are all incorporated herein and shall collectively hereinafter be referred to as “REVISED LEASE”; and

WHEREAS, LANDLORD, and TENANT desire to herein make certain modifications, amendments and additions to the REVISED LEASE.

NOW, THEREFORE, LANDLORD and TENANT, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the parties intending hereto to be legally bound hereby, covenant and agree that this REVISED LEASE shall provide as follows:

1.             The above recitals are hereby incorporated into this Agreement;

2.             The following modifications, amendments and additions are made to the REVISED LEASE:

(A)          The Term of this REVISED LEASE is hereby extended for an extended Term beginning on July 1, 2008 and terminating on June 30, 2010 (hereinafter referred to as “Extended Term”).

(B)           The monthly Base Rent during this Extended Term shall be as follows:

From: July 1, 2008	To: June 30, 2009	$90,360.00	Annualized
		$7,530.00	Monthly

From: July 1, 2009	To: June 30, 2010	$92,616.00	Annualized
		$7,718.00	Monthly

(C)           The Option to Extend as set forth in Section 2(D) of Lease Extension Agreement #4 shall be deleted in its entirety.

(D)          TENANT shall have an option (“Option”) exercisable by written notice to LANDLORD given no later than December 31, 2009 time being of the essence for the giving of such notice to extend the Term of this REVISED LEASE for an extended Term beginning on July 1, 2010 and terminating on June 30, 2012.

In the event TENANT so exercises this Option, the Annual Base Rent for each year of the Extension Term shall be the prevailing Fair Market Rent or an agreed to Base Rent, but in no event less than the Annual Base Rent of Ninety-Two Thousand Six Hundred Sixteen Dollars ($92,616.00) and the Base Rent for each succeeding year shall be increased by two point five percent (2.5%). In the event said agreement as to the Second Extension Term’s Base Rent is not obtained by March 1, 2010, then the matter shall be determined by arbitration according to the Illinois Arbitration Statute, and the expense of the arbitration shall be share equally by the parties.

One-Twelfth (1/12th) of the adjusted Base Rent as determined in the foregoing shall be the Monthly Base Rent, but in no event shall the adjusted Monthly Base Rent be less than the Monthly Base Rent or adjusted Monthly Base Rent in the immediately preceding month.

It shall be a condition of TENANT’S right to exercise this Option that TENANT is in substantial with all the terms and conditions of this REVISED LEASE both at the time of TENANT’S exercise of this Option and at the time the Option Term is scheduled to Commence. This condition may be waived by LANDLORD at its sole discretion and may not be used by TENANT as a means to negate the effectiveness of TENANT’S exercise of this Option. Except as provided in Section 16 of the LEASE, TENANT hereby acknowledges that the within Option shall not be transferred or assigned.

(E)           An electronically transmitted facsimile copy of an original signature shall be deemed valid and binding, and shall have the same legal effect as manually executed original.

(F)           TENANT represents that TENANT has dealt directly with and only with Rothbart Realty Company as broker in connection with this REVISED LEASE and TENANT and LANDLORD each agree to indemnify and hold the other harmless from all claims or demands of any other broker or brokers for any commission alleged to be due such broker or brokers in connection with either party participating in the negotiation of this REVISED LEASE. The Principals of Rothbart Realty Company has an ownership interest in the PROPERTY, which is the subject matter of this REVISED LEASE.

(G)           So long as TENANT is not in default, during the Term of this REVISED LEASE, TENANT shall have an option to terminate this REVISED LEASE (hereinafter referred to as “Termination Option”) effective at any time after February 28, 2008  This Termination Option is granted subject to the following terms and conditions:

(i) TENANT shall give LANDLORD at least Two Hundred Ten (210) Days prior irrevocable written notice as to TENANT’S election to terminate this REVISED LEASE (hereinafter referred to as “Tenant’s Notice”) time being of the essence for the giving of such termination notice; provided, that TENANT may only terminate this REVISED LEASE as of the last day of a month ( hereinafter referred to as “Termination Date”);  that the Termination Date stated in Tenant’s Notice shall not occur during the months of December, January and/or February; and that the Termination Date shall be no less than Two Hundred Ten (210) Days after

Tenant’s Notice, but in no event shall the Termination Date be prior to September 30, 2008.

(ii)           It shall be a condition of TENANT’S right to exercise this Termination Option that TENANT is in compliance with all the terms and conditions of this LEASE both at the time of TENANT’S exercise of this Termination Option and at the Termination Date.  This condition may be waived by LANDLORD at its sole discretion and may not be used by TENANT as a means to negate the effectiveness of TENANT’S exercise of this Termination Option.

(iii)          If TENANT timely and properly exercises this Termination Option, (i) all rent payable under this REVISED LEASE shall be paid through and apportioned as of the Termination Date and (ii) TENANT shall surrender and vacate the PREMISES and deliver Possession thereof to LANDLORD on or before the Termination Date in the condition required under the REVISED LEASE, as if the Termination Date were the original termination date of this REVISED LEASE.  TENANT shall thereafter be relieved of all  their obligations under this REVISED LEASE, except for those obligations accruing prior to the Termination Date or those obligations, which by their terms expressly survive the Termination Date.

(v)           This Termination Option shall automatically terminate and become null and void upon the earlier to occur of (i) the termination of TENANT’S right to Possession of the PREMISES; (ii) the assignment by TENANT of this REVISED LEASE, in whole or in part; (iii) the sublease by TENANT of all or any part of the PREMISES demised under this REVISED LEASE; (iv) the recapture by LANDLORD of any space under Section 16 of the LEASE; (v) the failure of TENANT to timely or properly exercise this Termination Option; or (vi) TENANT is in default under this REVISED LEASE during the period of time from the date that TENANT exercises this Termination Option or on the Termination Date.

It shall be a condition of TENANT’S right to exercise this Option to Terminate that TENANT is not in default of any of the terms and conditions of this REVISED LEASE beyond applicable notice and cure periods both at the time of TENANT’S exercise of such Option to Terminate and at the time such Option to Terminate shall be effective.  This condition may be waived by LANDLORD at its sole discretion and may not be used by TENANT as a means to negate the effectiveness of TENANT’S exercise of its Termination Option.

3.             All terms, covenant, conditions and agreements of this REVISED LEASE shall remain unmodified and in full force and effect except as expressly herein provided.

4.             All defined terms contained in this Lease Extension Agreement #5 shall ascribe to the definitions contained in LEASE.

5.             This Lease Extension Agreement #5 shall be binding if executed by TENANT prior to January 15, 2008.

IN WITNESS WHEREOF, LANDLORD and TENANT have caused this Lease Extension Agreement #5 to be duly executed as of the date and year first above-written.

LANDLORD:

1225 National, L.L.C.
an Illinois limited liability company

BY:	SLJ Properties, L.L.C., Manager

BY:

Gary B. Rothbart, Operating Manager

TENANT:

UFP Technologies, Inc., a Delaware Corporation

BY:	/s/ Ronald J. Lataille

ATTEST	/s/ A.J. Hagan